Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS



May 14, 1999


We consent to the inclusion of our report dated May 12, 1999 on our audit of the balance sheet of Franklin Auto Trust 1999-1 as of May 12, 1999 in the Prospectus Supplement to the Prospectus dated May 14, 1999.

                                                /s/  PricewaterhouseCoopers LLP

                                                     PricewaterhouseCoopers LLP